EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-7012, No. 33-8672, No. 33-37573, No. 33-72568,
and No. 95-530398) of T. Rowe Price Associates, Inc. of our report dated January 25, 1996 appearing on page 22 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP

Baltimore, Maryland
March 21, 1996